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Exhibit 5.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form F-10 of our report dated February 25, 2016, relating to the financial statements and financial statement schedule of ITC Holdings Corp. and subsidiaries, appearing in the Management Information Circular of Fortis Inc. dated March 18, 2016 and included as Exhibit 99.4 to the Form 6-K filed by Fortis Inc. on November 23, 2016, which is part of this Registration Statement.

/s/ Deloitte and Touche LLP

Detroit, MI
November 23, 2016

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  Exhibit 5.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM